Exhibit 99.1

Mudrick Capital Acquisition Corporation II Announces Termination of Merger Agreement for Business Combination with The Topps Company

New York, August 20, 2021 – Mudrick Capital Acquisition Corporation II (Nasdaq: MUDS) announced today that the Agreement and Plan of Merger with Topps Intermediate Holdco, Inc. and Tornante-MDP Joe Holding LLC has been terminated by mutual agreement, after notification on August 19, 2021 from Major League Baseball and the Major League Baseball Players Association that they would not be renewing their respective agreements with The Topps Company when they come up for renewal at the end of 2025 and 2022, respectively.

About Mudrick Capital Acquisition Corporation II

MUDS is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company is led by Chief Executive Officer and Chairman of the Board of Directors, Jason Mudrick, Chief Financial Officer, Glenn Springer, Vice President, Victor Danh and Vice President, David Kirsch. Its sponsor is an affiliate of Mudrick Capital Management, L.P., which currently manages approximately $3.7 billion with a specialty in event-driven and special situation investing in public and private companies in North America. Additional information regarding MUDS may be found at: www.MudrickCapitalAcquisitionCorp.com.

Cautionary Language Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding the Company’s intention to pursue any transaction. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of MUDS, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this release speak as of the date of its publication. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

CONTACT

Jason Mudrick

Chief Executive Officer

Mudrick Capital Acquisition Corporation II

(646) 747-9500

jmudrick@mudrickcapital.com

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